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                                                                   EXHIBIT 10.29

                                                                    CONFIDENTIAL

                          EASEMENT CROSSING AGREEMENT


         This Agreement entered into this 17 day of December, 1990, by and between Coastal Pipeline Company ("Coastal"), a Delaware corporation and Cogen Technologies Linden Venture L.P. ("Cogen") a Delaware limited partnership.

         WHEREAS, Coastal possesses an easement from the State of New York for its 12" Harbor Pipeline which passes under the Arthur Kill between Linden, New Jersey and Staten Island, New York (hereinafter referred to as "Easement"), a copy of the instrument creating the Easement is attached hereto as Exhibit "A"; and

         WHEREAS, Cogen is desirous of crossing the Easement with underground electrical transmission lines and related facilities from its Linden, New Jersey cogeneration facility to an electric utility substation on Staten Island, New York (hereinafter referred to as the "Project"); and

         WHEREAS, Coastal has filed a remonstrance to the application of Cogen for a license from the State of New York Office of General Services, Bureau of Land Management to cross said Easement, expressing safety, environmental and other concerns held by Coastal;

         WHEREAS, the parties desire to address their mutual and individual concerns by express provisions detailed in this written agreement;

         NOW THEREFORE, the parties do hereby agree as follows:

         1. Conditioned upon and in consideration of the full and faithful performance by Cogen of the agreements set forth herein, Coastal agrees to withdraw its remonstrance and file its written

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                                                                    CONFIDENTIAL

consent to the Project with the Bureau of Land Management, New York State Office of General Services.

     2. Cogen acknowledges that it has been advised that Coastal has future plans to relocate its pipeline within the Easement to a depth of approximately sixty five feet (65') below M.S.L. Therefore, Cogen agrees that its Project shall cross the Easement at a depth of no less than seventy five feet (75') below M.S.L. so as to avoid interference with Coastal's future plans. Cogen further agrees that it has no objection to and will fully cooperate with Coastal in its future efforts for relocation of its pipeline within the Easement.

     3. Cogen agrees to notify Coastal's representative when the project drilling begins, to keep said representative apprised of the progress of the drilling and to allow said representative to be in attendance at the drill site. Cogen shall specially notify the Coastal representative of the period of time during which the drilling is expected to be within one hundred (100) feet from the pipeline route. Cogen also agrees to notify said representative as its best estimate of when the drilling will be taking place directly beneath Coastal's pipeline.

     Cogen agrees to reimburse Coastal for all reasonable costs incurred by Coastal in retaining a qualified representative to serve the function described in the preceding paragraph.

     4. Cogen assumes full and complete responsibility for any and all damages caused to Coastal by the drilling and other activities associated with the construction of its Project. Cogen further agrees to indemnify and hold Coastal, its agents and

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                                                                    CONFIDENTIAL

employees harmless for any and all demands, claims, costs, penalties, fines, liabilities and expenses (including but not limited to attorneys' fees) for personal injuries, deaths, property damage or otherwise which may arise or occur during or as a result of the drilling and/or construction of the Project, including those claims alleged to arise or occur from the joint or concurrent negligence of the parties hereto.

     5. At such time as Coastal proceeds with the repair, replacement or maintenance of its pipeline within the Easement, Cogen shall, upon ninety (90) days advance notice of such operation by Coastal, cooperate with Coastal so that any work performed by or on behalf of Coastal, within one hundred feet (100') of either side of Cogen's transmission lines may be safely performed. Cogen agrees that, upon the written findings of two mutually acceptable independent recognized experts, one in power transmission and one in horizontal drilling, that drilling within an area identified in the written findings may be unsafe, Cogen will cease transmitting electricity through the cables when the drilling or other work associated with the Coastal pipeline is within said area. Coastal agrees that it will make all reasonable efforts to minimize Cogen's downtime, if any. All cost and expenses incurred in securing the services of the two experts shall be shared equally by Coastal and Cogen.

     6. Coastal shall be responsible for any and all direct damages to Cogen caused by Coastal's negligence in its repair, replacement or maintenance of its pipeline. Provided, however, that Coastal shall not be liable for any indirect, consequential or


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special damages which may be incurred by Cogen, and Cogen hereby waives and releases Coastal from any such damages.

     7. This Agreement may be assigned by either party provided written notice of such assignment is provided to the other party no later than ten (10) days prior to the effective date of such assignment. Assignment shall not release either party from responsibility for the obligations provided for herein.

     8. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of conflict of laws provisions. Jurisdiction and venue shall be proper, and the parties hereby agree and submit to same, in the appropriate Courts of Harris County, Texas.

     This Agreement shall be effective upon the full and complete execution of duplicate originals hereof.

                                   COASTAL PIPELINE COMPANY


                                   BY:    /s/ HUGH C. WILLIAMS
                                       ----------------------------------------
                                   NAME:      Hugh C. Williams
                                         --------------------------------------
                                   TITLE:     Senior Vice President
                                          -------------------------------------
                                   DATE:      December 14, 1990
                                         --------------------------------------
                                                                          [SEAL]



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   COGEN

CONFIDENTIAL
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                                                                    CONFIDENTIAL


                                         COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
                                         BY ITS GENERAL PARTNER,
                                         COGEN TECHNOLOGIES LINDEN, LTD.
                                         BY ITS GENERAL PARTNER
                                         COGEN TECHNOLOGIES, INC.

                                         BY: /s/ JOSEPH M. BOLLINGER
                                            ------------------------------------
                                         NAME: JOSEPH M. BOLLINGER
                                              ----------------------------------
                                         TITLE: VICE PRESIDENT/GENERAL MANAGER
                                               ---------------------------------
                                         DATE: DECEMBER 14, 1990
                                              ----------------------------------



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